Exhibit 10.21

STOCKHOLDERS AGREEMENT

among

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

TALECRIS HOLDINGS, LLC

AND

THE OTHER STOCKHOLDERS REFLECTED

ON THE SIGNATURE PAGES HERETO

December 7, 2006

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of December 7, 2006, among TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., a Delaware corporation (the “Company”), TALECRIS HOLDINGS, LLC, a Delaware limited liability company (“Talecris LLC”), and each of the stockholders listed on any counterpart signature page hereto or who become party hereto in accordance with Section 8.11(c) (collectively, the “Employee Holders”). Capitalized terms not defined herein have the meanings assigned to them in the Plan (as defined below).

RECITALS

A.                                   The Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan (the “Plan”), authorizes awards of Shares to certain employees, officers and directors of, and consultants to, the Company.

B.                                     As a condition to the issuance of Unrestricted Shares pursuant to the Plan, the Employee Holder has agreed to enter into this Agreement in order to govern certain of its rights, duties and obligations with respect to Shares received pursuant to the Plan and the relations among the Employee Holder, the Company and Talecris LLC.

In consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided, further, that none of the Employee Holders or any of their Affiliates shall be considered to be an Affiliate of the Company or Talecris LLC or any of their respective Subsidiaries.

“Agreement” has the meaning given such term in the Preamble.

“Ampersand” means Ampersand 2001 Limited Partnership.

“Approved Sale” means any transaction or series of related transactions, approved by the Board of Directors of the Company, pursuant to which a Third Party or group of Third Parties acting together acquires (i) Equity Interests of the Company constituting a majority of the issued and outstanding Voting Stock of the Company (whether by merger, consolidation, sale or transfer of the Company’s Equity Interests, or otherwise) or (ii) all or substantially all of the Company’s assets.

“Beneficial Owner” has the meaning given such term in Rules 13d-3 and 13d-5 under the Exchange Act.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Cerberus” means Cerberus Capital Management, L.P.

“Change of Control” means any of the following: (i) the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, whether in one transaction or a series of related transactions; (ii) the acquisition of Parent by another Person by means of merger or consolidation resulting in the exchange of all or substantially all of the outstanding securities of Parent for securities or consideration issued, or caused to be issued, by the acquiring Person or an Affiliate thereof other than a merger with or into a wholly owned subsidiary or (iii) the consummation by Parent of a transaction or series of related transactions, including the issuance or sale of capital securities, if immediately after the consummation of such transaction (or, in the case of a series of transactions, the last of such transactions) any Person (other than Cerberus, Ampersand and their respective Affiliates) shall acquire, as a result thereof, more than 50% of the Voting Stock of Parent on a fully diluted basis.

“Commission” means the United States Securities and Exchange Commission, and any successor commission or agency having similar powers.

“Common Share” means any share of Common Stock.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Common Stock Equivalents” means, without duplication with any other Common Stock or Common Stock Equivalents, any shares of any class or series of any securities or any instruments (including debt securities) of the Company directly or indirectly convertible into or exercisable or exchangeable for (or which are convertible into or exercisable or exchangeable for another security or instrument which is directly or indirectly convertible into or exercisable or exchangeable for) Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of future events.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 5.02(a).

“Disclosing Party” has the meaning set forth in Section 5.02(c).

“Drag-Along Notice” has the meaning set forth in Section 3.03(b).

“Drag-Along Sale” has the meaning set forth in Section 3.03(a).

“Effective Date” has the meaning set forth in Section 8.11.

“Equity Interests” means any shares of any class or series of any securities or instruments (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for shares of any class or series of capital stock of any Person (or which are convertible into or exercisable or exchangeable for another security or instrument which is, in turn, directly or indirectly convertible into or exercisable or exchangeable for shares of any class or series of capital stock of such Person), whether at the time of issuance or upon the passage of time or the occurrence of future events, whether now authorized or not.

“Employee Holders” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Notice” has the meaning set forth in Section 2.03(c).

“Exchange Share” means any share of Voting Stock of Parent.

“Fully Diluted Common Shares” means, at any time of determination, then outstanding shares of Common Stock plus, without duplication, all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the conversion, exercise or exchange of all then outstanding Common Stock Equivalents.

“IPO” means the initial public offering, if any, of Equity Interests of the Company or Parent pursuant to an effective Registration Statement under the Securities Act.

“Lien” means, with respect to any property or other asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise),

(i)                                     any mortgage, lien, security interest, pledge, assignment, hypothecation, title retention, preferential right, counterclaim, attachment, actual, planned or threatened expropriation, seizure, embargo, levy or other charge or encumbrance of any kind thereupon or in respect thereof or

(ii)                                  any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person. For purposes of this Agreement, a Person will be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, synthetic lease or other title retention agreement relating to that asset.

“Market Stand-Off” has the meaning set forth in Section 4.01(a).

“Notice of Interest” has the meaning set forth in Section 3.02(b).

“Notice Period” has the meaning set forth in Section 3.02(b).

“Parent” means Talecris LLC, any successor to Talecris LLC or any direct or indirect upstream parent entity holding a controlling interest in the Equity Interests of Talecris LLC other than Cerberus, Ampersand and their related funds.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, association, joint-stock corporation, estate, trust, unincorporated organization or government or any political subdivision, agency or instrumentality thereof or any other entity of any kind.

“Plan” has the meaning set forth in the Preamble.

“Pro Rata Share” has the meaning set forth in Section 3.02(b).

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus or summary prospectus, and any such prospectus or preliminary or summary prospectus as amended or supplemented, and in each case including all material incorporated by reference therein.

“Public Offering” means an underwritten public offering of common stock of a Person that is a corporation (or Equity Interests of a Person that is not a corporation comparable to common stock) pursuant to an effective Registration Statement under the Securities Act.

“Registration Statement” means a registration statement filed by an issuer with the Commission and all amendments and supplements to any such registration statement, including any statutory prospectus, preliminary prospectus or issuer free writing prospectus or any amendment or supplement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representatives” has the meaning set forth in Section 5.01(a).

“Roll-Up” has the meaning set forth in Section 2.03(b).

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Sale” means any sale of legal and beneficial ownership of Shares for value. The terms “Sell” and “Sold” have corresponding meanings.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share” means any Common Share or any share of Senior Convertible Preferred Stock.

“Tag-Along Offer Notice” has the meaning set forth in Section 3.02(a).

“Tag-Along Offer Price” has the meaning set forth in Section 3.02(a).

“Tag-Along Right” has the meaning set forth in Section 3.02(a).

“Tag-Along Shares” has the meaning set forth in Section 3.02(a).

“Tag-Along Transfer” has the meaning set forth in Section 3.02(a).

“Talecris LLC” has the meaning set forth in the Preamble.

“Third Party” means, with respect to any Person, any Person other than such Person, any Affiliate of such Person, any of the immediate family (any relationship by blood, marriage or adoption, not more remote than first cousin) of such Person or another Person.

“Transfer” means any transfer, Sale, assignment, distribution, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance, security interest or other disposition of Shares or of a participation or other rights therein (including any contract therefor), whether direct or indirect or through any one or more intermediaries, voluntary or involuntary, by transfer by reorganization, merger, sale of substantially all of the assets or by operation of law, or for value or otherwise, or the entering into of a transaction or other arrangement by a Person which has, or is intended to have, the effect of transferring any economic benefit and/or risks of the ownership of the Shares, or the entering into of any voting trust or other arrangement (other than as contemplated herein) with respect to voting rights of such Shares, or the transfer of an interest in any Person holding the Shares (directly or indirectly through any other Person in which such first-named Person holds an interest) or having other economic interest, direct or indirect, in the Shares. Any indirect Transfer shall include the transfer of any direct or indirect economic or beneficial interest in the Shares that would result in the transferee having the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Shares.

“Voting Stock” of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person.

ARTICLE II

CERTAIN AGREEMENTS

Section 2.01                             Redemption Rights.

(a)                                  In the event of an Employee Holder’s termination of Continuous Service, the Company shall have the right to repurchase the Employee Holder’s Shares at not less than the Fair Market Value of the Shares to be purchased calculated as of the date of such purchase.

(b)                                 The Company’s right to repurchase shall be exercisable for cash or cancellation of purchase money indebtedness for the Shares.

(c)                                  This Section 2.01 shall terminate immediately prior to the consummation of an IPO.

Section 2.02                             Put Rights.

(a)                                  In the event of an Employee Holder’s termination of Continuous Service due to such Employee Holder’s death or Disability, the Employee Holder (or the Employee Holder’s designated beneficiary or estate, in the absence of a designated beneficiary) shall have the right for ninety (90) days thereafter to sell to the Company any or all Shares for a price, payable in cash, equal to the Fair Market Value of the Shares to be sold on the date of settlement.

(b)                                 The Company’s obligation under Section 2.02(a) shall be absolutely subject to and contingent upon the Company’s ability to make such cash payments to the extent allowed under (i) Applicable Law, (ii) its financial covenants with any lender, and (iii) any preferred stockholder agreements; with the sale of some or all of the Employee Holder’s Shares and the payment due for such Shares being deferred only to the extent necessary until the last day of the first fiscal quarter during which the Company may make a cash payment for such Shares. At such time, the Employee Holder shall receive a payment equal to the Fair Market Value of the Shares on such settlement date (or if greater, the date on which the Employee Holder’s Continuous Service terminated).

(c)                                  This Section 2.02 shall terminate immediately prior to the consummation of an IPO.

Section 2.03                             Exchange Rights.

(a)                                  Immediately prior to the consummation of an IPO of Parent or Change of Control of Parent, the Employee Holders, on the one hand, and Talecris LLC, on the other hand, will each be entitled to cause the Common Shares held by the Employee Holders to be exchanged for Equity Interests in Parent as comparable to the Common Stock as practicable (and in any event having a value no less, and terms and rights no less favorable to the Employee Holders, than those of their Common Shares).

(b)                                 In the event Parent elects to cause the Company to become a wholly owned subsidiary of Parent (a “Roll-Up”), Talecris LLC will be entitled to cause the Common Shares to be exchanged for Equity Interests in Parent as comparable to the Common Stock as practicable (and in any event having a value no less, and terms and rights no less favorable to the Employee Holders, than those of their Common Shares).

(c)                                  As soon as practicable and no fewer than 30 days prior to the consummation of an IPO or Change of Control of Parent or a Roll-Up, Talecris LLC will deliver to the Employee Holders written notice of such proposed IPO, Change of Control or Roll-Up (“Exchange Notice”), specifying the material terms thereof and information concerning the basis for the determination that the Equity Interests received by the Employee Holders in such exchange are as comparable as practicable to the Common Stock and whether Talecris LLC is exercising its right to require the Shares held by the Employee Holders to be exchanged for Equity Interests in Parent in accordance with the requirements of Section 2.03(a) or 2.03(b), as applicable.

(d)                                 In connection with any exchange pursuant to this Section 2.03, Parent shall furnish to the Employee Holders information concerning the basis for the determination that the Equity Interests received by the Employee Holders in such exchange are as comparable as practicable to the Common Stock, including, opinions prepared by accountants, investment bankers or other advisors in connection with such exchange.

(e)                                  Consistent with Section 8.10, upon the consummation of any exchange pursuant to Section 2.03(a) or Section 2.03(b) the provisions of this Agreement shall be adjusted such that:

(i)                                     references in this Agreement to Shares shall be deemed to be references to the Exchange Shares; and

(ii)                                  references in this Agreement to the Company shall be deemed to be references to Parent.

ARTICLE III

RESTRICTIONS ON TRANSFER

Section 3.01                             Legends.

The Company shall affix to each certificate evidencing Employee Holder Shares a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN

EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 7, 2006, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL CORPORATE OFFICES OF THE ISSUER (THE “STOCKHOLDERS AGREEMENT”). NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

THE HOLDER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS ENTITLED TO CERTAIN RIGHTS AND SUBJECT TO CERTAIN OBLIGATIONS AS SET FORTH IN THE AFOREMENTIONED STOCKHOLDERS AGREEMENT.”

Section 3.02                             Tag-Along Rights.

(a)                                  If at any time Talecris LLC proposes to Sell (a “Tag-Along Transfer”), in a single transaction or series of transactions, all or any portion of the Shares held by it (the “Tag-Along Shares”) to a Third Party, each Employee Holder shall have the opportunity to Sell its Pro Rata Share of the Tag-Along Shares (“Tag-Along Right”). Talecris LLC shall provide written notice (the “Tag-Along Offer Notice”) of such Tag-Along Transfer not later than 30 days prior to the consummation of the Tag-Along Transfer to the Employee Holders disclosing (i) the identity of the proposed purchaser, (ii) the number of Tag-Along Shares, (iii) the price at which the Tag-Along Shares are proposed to be Sold (the “Tag-Along Offer Price”), and (iv) all other material terms and conditions of the Tag-Along Transfer. Talecris LLC agrees to use commercially reasonable efforts to obtain the agreement of the prospective purchaser to the participation of the Employee Holders in the contemplated Tag-Along Transfer, and agrees not to Transfer any shares to a prospective purchaser that declines to allow the participation of the Employee Holders in accordance with this Section 3.02.

(b)                                 If any Employee Holder desires to exercise the Tag-Along Right, it shall, prior to the expiration of 20 days after the Tag-Along Offer Notice is provided (the “Notice Period”), provide Talecris LLC with a written notice specifying the number of Common Shares which it has an interest in Selling pursuant to the Tag-Along Transfer (a “Notice of Interest”). The Employee Holder exercising the Tag-Along Right may specify in the Notice of Interest a number of Common Shares that is greater than its Pro Rata Share (as defined below); provided, however, the Company, in its absolute discretion, may limit the number of Common Shares to be Sold by any Employee Holder pursuant to this Section 3.02 to its Pro Rata Share. Delivery of a Notice of Interest shall constitute an irrevocable election by such Employee Holder to Sell the number of Common Shares specified in such Notice of Interest pursuant to the terms of the Tag-Along Transfer at a price equal to the Tag-Along Offer Price. If any Employee Holder delivers a Notice of Interest, it agrees that it will deliver to the closing of the Tag-Along Transfer certificates evidencing the Common Shares to be Sold by it in the Tag-Along Transfer duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to Talecris LLC executed by such Employee Holder and will execute such other documents containing such terms and conditions (including customary representations and warranties that relate specifically to its Common Shares being Sold) that Talecris LLC may reasonably request in order to consummate the Tag-Along Transfer at the time specified by Talecris LLC. In the event that any Employee Holder fails to deliver any of the foregoing on or before the closing, then such Employee Holder will be deemed to have irrevocably waived all of its rights under this Section 3.02 with respect to any future Tag-Along Transfers. The “Pro Rata Share” which an Employee Holder shall be entitled to Sell shall be a number of Common Shares equal to the product obtained by multiplying (x) the total number of Common Shares owned by such Employee Holder by (y) a fraction, the numerator of which shall be the number of Fully Diluted Common Shares into which Shares proposed to be Sold by Talecris LLC are convertible, exercisable or exchangeable and the denominator shall be the total number of Shares owned by Talecris LLC, assuming the conversion, exercise or exchange of all Equity Interests of the Company owned by Talecris LLC; provided, however, that if the proposed Third Party purchaser in the Tag-Along Transfer is not willing to purchase the total of the Tag-Along Shares to be Sold by Talecris LLC and the Pro Rata Share of each Employee Holder at the same per unit Tag-Along Offer Price and on the same terms and conditions contained in the offer for the Tag-Along Transfer, then the number of the Tag-Along Shares to be Sold by Talecris LLC and the Pro Rata Share of each Employee Holder shall be cut back pro rata (i.e., the number of Shares that each of Talecris LLC and the Employee Holders may Sell shall bear the same percentage to total number of Shares held by each of them, assuming the conversion, exercise or exchange of all Equity Interests of the Company owned by each of Talecris LLC and such Employee Holder).

(c)                                  On the date of the consummation of the Tag-Along Transfer, Talecris LLC shall remit or cause to be remitted to the Employee Holders participating in the Tag-Along Transfer the total sales price of the Common Shares sold by such Employee Holders, as applicable, less a pro rata portion of the documented and reasonable out of pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred by Talecris LLC in connection with such Tag-Along Transfer.

(d)                                 If, at the end of a Notice Period, any of the Employee Holders shall not have exercised its Tag-Along Right, each such Employee Holder will be deemed to have waived all of its rights under this Section 3.02 with respect to the particular Tag-Along Transfer described in the applicable Tag-Along Offer Notice.

(e)                                  Section 3.02(a) shall not apply to any Sale by Talecris LLC (i) as part of a Public Offering by the Company in which the Employee Holders have been offered the right to participate on a pro rata basis, (ii) pursuant to an Approved Sale in which the Employee Holders have been offered the right to participate on a pro rata basis, (iii) to its Affiliates provided that any such Affiliate agrees in writing to be bound by the provisions of this Agreement affecting the Equity Interests so transferred or (iv) of less than 10% of the Shares beneficially owned by Talecris LLC as of the date hereof.

(f)                                    An Employee Holder shall not have the ability to exercise a Tag-Along Right if the Company has previously notified such Employee Holder of its intent to purchase the Employee Holder’s shares pursuant to Section 2.01.

(g)                                 This Section 3.02 shall terminate immediately prior to the consummation of an IPO.

Section 3.03                             Drag-Along Right.

(a)                                  In the event that Talecris LLC proposes to Sell (the “Drag-Along Sale”) all or any portion of the Shares held by it to a Third Party in a single transaction or series of related transactions that would result in such Third Party and its Affiliates becoming the beneficial owner, directly or indirectly, of 50% or more of the Fully Diluted Common Shares of the Company, Talecris LLC may require each Employee Holder to participate in such Drag-Along Sale and Sell the same percentage of its Common Shares, as the Fully Diluted Common Shares that would be Sold by Talecris LLC, assuming the conversion, exercise or exchange of all Equity Interests of the Company, represent to the total number of Fully Diluted Common Shares that would be held by Talecris LLC, assuming the conversion, exercise or exchange of all Equity Interests of the Company, on the same terms and conditions and at the same time or times as applicable to Talecris LLC.

(b)                                 Talecris LLC shall, promptly upon determining the terms of the Drag-Along Sale, deliver to Employee Holders written notice (the “Drag-Along Notice”) specifying the material terms of the Drag-Along Sale, including the identity of the purchaser to which the Drag-Along Sale is proposed to be made, the terms per Fully Diluted Common Share of such Sale and the costs expected to be incurred by Talecris LLC in connection with such Sale. In connection with any such Sale, each Employee Holder will agree to make or agree to any customary representations, covenants, indemnities and agreements as Talecris LLC so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the numbers of Fully Diluted Common Shares into which Shares sold by each of Talecris LLC and such Employee Holder are convertible, exercisable or exchangeable.

(c)                                  Each Employee Holder agrees that it will deliver at the closing of the Drag-Along Sale certificates evidencing the Common Shares to be sold by such Employee Holder in the Drag-Along Sale duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to Talecris LLC executed by such Employee Holder, and each Employee Holder shall execute such other documents of transfer that Talecris LLC may reasonably request in order to consummate the Drag-Along Sale at the time specified by Talecris LLC.

(d)                                 On the date of the consummation of the Drag-Along Sale, Talecris LLC shall remit or cause to be remitted to each Employee Holder its portion of the consideration for the Common Shares sold pursuant thereto less its proportionate share of the reasonable and documented costs (including, without limitation, reasonable legal fees and expenses) incurred in connection with such Drag-Along Sale, including costs incurred by the Employee Holders, to the extent not paid or reimbursed by the Company or the Third Party.

(e)                                  Anything herein to the contrary notwithstanding, Talecris LLC shall have no obligation to any Employee Holder to Sell any Shares pursuant to this Section 3.03 as a result of any decision by Talecris LLC not to accept or consummate any Drag-Along Sale (it being understood that any and all such decisions shall be made by Talecris LLC in its sole discretion). The Employee Holders shall not be entitled to make any Sale of Common Shares directly to any Third Party pursuant to a Drag-Along Sale (it being understood that all such Sales shall be made only on the terms and pursuant to the procedures set forth in this Section 3.03).

(f)                                    This Section 3.03 shall terminate immediately prior to the consummation of an IPO.

Section 3.04                             Agreement to be Bound.

No Transfer of Shares by any Employee Holder, other than pursuant to Section 3.02 or Section 3.03 shall be effective unless the transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an agreement in form and substance reasonably satisfactory to the Company confirming that such transferee agrees to be bound by the terms of this Agreement, including, without limitation, Sections 3.01, 3.02, 3.03, 3.05 and 5.02, and such transferee shall thereafter be deemed an Employee Holder for purposes of this Agreement and shall succeed to the rights of any Employee Holder hereunder.

Section 3.05                             Compliance with Securities Laws.

No Employee Holder shall Sell any securities of the Company, and the Company shall not transfer on its books any securities, unless (a) the Sale is pursuant to an effective Registration Statement under the Securities Act and under any applicable state securities or blue sky laws or (b) such Employee Holder shall have furnished the Company with an opinion of counsel, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under applicable state securities or blue sky laws. From and after the date that is two years after the issuance of Common Shares to any Employee Holder (calculated in accordance with Rule 144 under the Securities Act or any successor rule), the Company shall, upon request by such Employee Holder and upon receipt of an opinion of counsel in form, substance and scope reasonably acceptable to the Company, to the effect that registration is not required under the Securities Act or any applicable state securities law or blue sky laws due to the applicability of an exemption therefrom, as promptly as practicable cause the first paragraph of the legend described in Section 3.01 (to the extent any portion of such legend is then inapplicable) to be removed from each certificate evidencing Common Shares held by such Employee Holder.

ARTICLE IV

MARKET STAND-OFF SECTION

Section 4.01                             Provisions.

(a)                                  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the federal securities laws, including the Company’s initial public offering, no Employee Holder shall directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant, sell or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under the Plan without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off’) shall be in effect for such period of time, not exceeding one hundred eighty (180) days, following the date of the underwriting agreement for the offering as may be requested by the Company or such underwriters.

(b)                                 The Market Stand-Off shall in any event terminate two (2) years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to such Market Stand-Off.

(c)                                  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under the Plan until the end of the applicable stand-off period. The Company and its underwriters shall be beneficiaries of the arrangement set forth in this Section 4.01. This Section 4.01 shall not apply to Shares registered in a public offering under the federal securities laws, and the Employee Holders shall be subject to this paragraph only if the directors and officers of the Company are subject to similar arrangements.

ARTICLE V

CONFIDENTIALITY

Section 5.01                             Confidentiality.

(a)                                  The Employee Holders from time to time will receive or have access to Confidential Information pursuant to this Agreement. “Confidential Information” means (i) all information, data, agreements, documents, reports and records which are oral or in writing containing information concerning the Company or its Affiliates or their businesses or assets, and (ii) all memoranda, notes, analyses, compilations, studies or other documents which include any such Confidential Information, whether prepared by the Company or its Affiliates, directors, employees, managers, members, partners, representatives or agents (including attorneys, consultants, lenders, potential investors and financial advisors) (collectively, “Representatives”); provided, however, that “Confidential Information” does not include (i) information which is obtained by such Employee Holder after the date hereof from a source other than the Company or its Affiliates or their respective Representatives, or (ii) information which is or becomes generally available to the public other than as a result of a disclosure by an Employee Holder in violation of this Section 5.01.

(b)                                 No Employee Holder or its Affiliates, shall disclose or permit or cause to be disclosed any Confidential Information to any Person, nor use any Confidential Information for its own purposes or its own account, except as provided in subsections (c) and (d) below.

(c)                                  An Employee Holder (a “Disclosing Party”) may disclose the Confidential Information to its Representatives who (x) need to know such information to permit its Representatives to review and evaluate such Disclosing Party’s investment in the Company, (y) are informed of the confidential nature of the Confidential Information and (z) agree to maintain the confidentiality of the Confidential Information. The Disclosing Party agrees to be fully responsible for any breach of this Section 5.01 by any of its Representatives.

(d)                                 Notwithstanding anything to the contrary set forth in this Section 5.01, if an Employee Holder or any of its Representatives are required to disclose any Confidential Information pursuant to any applicable law, rule or regulation or a subpoena, court order, similar judicial process, regulatory agency or stock exchange rule, such Employee Holder will, if possible, promptly notify the Company of any such requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 5.01. If such order is not obtained, such Employee Holder and its Representatives will disclose only that portion of the Confidential Information which they are advised by counsel that they are legally required to so disclose.

ARTICLE VI

REPRESENTATIONS

Section 6.01                             Representations of the Company. The Company represents and warrants that:

(a)                                  Due Organization, Good Standing and Power. The Company is a corporation and is duly organized or formed, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate or other power and authority to own or lease and to operate its assets and to conduct the business now being conducted by it. The Company is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its ownership of property or the conduct of its business requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing could not reasonably be expected to have a material adverse effect on the Company, or on the performance of its obligations hereunder. The Company has all requisite corporate or other power and authority under Applicable Law and its charter documents to enter into this Agreement and to perform its obligations hereunder.

(b)                                 Authorization and Validity of Agreement. The execution and delivery of this Agreement by the Company and the performance by it of the obligations hereunder have been duly authorized and approved by all necessary corporate or other action under Applicable Law and the relevant charter documents on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(c)                                  Lack of Conflicts. Neither the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder does or will (i) conflict with, or result in the breach of any provision of, its charter documents, (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any governmental authority applicable to or binding upon the Company or to which any of the properties or assets of the Company is subject or (iii) violate, conflict with or constitute a material breach or termination of, or give any Person the right to terminate, or constitute a material default, event of material default or an event that, with notice, lapse of time or both, would constitute a material default or event of material default, under the terms of any agreement to which the Company is party.

Section 6.02                             Representations of Talecris LLC. Talecris LLC represents and warrants that, as of the date of its execution of this Agreement:

(a)                                  Due Organization, Good Standing and Power. Talecris LLC is a limited liability company and is duly organized or formed, validly existing and in good standing under the laws of the state of Delaware. Talecris LLC has all requisite company or other power and authority to own or lease and to operate its assets and to conduct the business now being conducted by it. Talecris LLC is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its ownership of property or the conduct of its business requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing could not reasonably be expected to have a material adverse effect on Talecris LLC or on the performance of its obligations hereunder. Talecris LLC has all requisite company or other power and authority under Applicable Law and its charter documents to enter into this Agreement and to perform its obligations hereunder.

(b)                                 Authorization and Validity of Agreement. The execution and delivery of this Agreement by Talecris LLC and the performance by Talecris LLC of the obligations hereunder have been duly authorized and approved by all necessary company or other action under Applicable Law and the relevant charter documents on the part of Talecris LLC and do not require the approval of the equity holders of Talecris LLC. This Agreement has been duly executed and delivered by Talecris LLC and constitutes the legal, valid and binding obligation of

Talecris LLC enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(c)                                  Lack of Conflicts. Neither the execution and delivery of this Agreement by Talecris LLC or the performance by Talecris LLC of its obligations hereunder does or will (i) conflict with, or result in the breach of any provision of, its charter documents, (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any governmental authority applicable to or binding upon Talecris LLC or to which any of the properties or assets of Talecris LLC is subject or (iii) violate, conflict with or constitute a material breach or termination of, or give any Person the right to terminate, or constitute a material default, event of material default or an event that, with notice, lapse of time or both, would constitute a material default or event of material default, under the terms of any agreement to which Talecris LLC is party.

Section 6.03                             Representations of the Employee Holders. Each Employee Holder, severally as to itself, represents and warrants as of the date that such Employee Holder became a party to this Agreement that:

(a)                                  Due Organization, Good Standing and Power. If such Employee Holder is an individual, the Employee Holder is a natural person who has the legal capacity and all requisite power and authority to enter into this Agreement, to comply with the provisions hereof and to carry out any transactions contemplated hereby. If such Employee Holder is a limited liability company, corporation, trust or other entity, such Employee Holder is a limited liability company duly organized, corporation, trust or other entity, validly existing and in good standing under the laws of its state of formation. If such Employee Holder is a limited liability company, corporation, trust or other entity, such Employee Holder has all requisite company, corporation or other power and authority under Applicable Law and its charter documents to enter into this Agreement, own the Common Shares and perform its obligations hereunder.

(b)                                 Authorization and Validity of Agreement. If such Employee Holder is a limited liability company, corporation, trust or other entity, the execution and delivery of this Agreement by such Employee Holder and the performance of such Employee Holder’s obligations hereunder have been duly authorized and approved by all necessary company, corporate or other action under Applicable Law and the relevant charter documents on the part of such Employee Holder and does not require the approval of the equity holders of such Employee Holder, except for such approvals as have been obtained prior to the date of such Employee Holder’s execution of this Agreement. This Agreement has been duly executed and delivered by such Employee Holder and constitutes the legal, valid and binding obligation of such Employee Holder, enforceable against such Employee Holder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(c)                                  Ownership of Shares. The Employee Holder is the record and beneficial owner and holder of the Shares. The Employee Holder represents that its Shares are owned free and clear of Liens and encumbrances, except for restrictions imposed under any federal or state securities law.

ARTICLE VII

INDEMNIFICATION

Section 7.01                             Indemnification.

(a)                                  Indemnity by the Company. The Company shall indemnify and hold harmless the Employee Holders and Talecris LLC against any and all claims or losses now existing or hereinafter arising, whether known or unknown, out of: (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement by the Company or (ii) any breach or default in performance of any of the obligations that are to be performed by the Company under this Agreement.

(b)                                 Indemnity by Talecris LLC. Talecris LLC shall indemnify and hold harmless the Employee Holders and the Company against any and all claims or losses now existing or hereinafter arising, whether known or unknown, out of: (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement by Talecris LLC or (ii) any breach or default in performance of any of the obligations that are to be performed by Talecris LLC under this Agreement.

(c)                                  Indemnity by the Employee Holders. Each Employee Holder shall, severally and not jointly, indemnify and hold harmless the Company and Talecris LLC against any and all claims or losses now existing or hereinafter arising, whether known or unknown, out of: (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement by such Employee Holder or (ii) any breach or default in performance of any of the obligations that are to be performed by such Employee Holder under this Agreement.

(d)                                 Survival. The right to indemnification under this Section shall survive indefinitely.

Section 7.02                             Enforcing Claims Under Indemnity.

(a)                                  If a party intends to seek indemnity (an “Indemnified Party”) under this Article VII, such Indemnified Party shall promptly notify the party or party from whom indemnity is sought (each, an “Indemnifying Party”) in writing of such claims setting forth the amount of the claim or loss, if known, and the method of computation thereof, if known, and containing a reference to the section of this Agreement under which the Indemnified Party seeks indemnification; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby. If the Indemnifying Party fails to grant the Indemnified Party with the indemnity requested, the Indemnified Party may seek to enforce this provision in accordance with Section 8.05.

(b)                                 In the event such claim involves a claim by a third Person against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnifying Party may so undertake, conduct and control the settlement or defense thereof only if it acknowledges in writing its indemnification obligations hereunder and the Indemnified Party may participate (subject to the Indemnifying Party’s control) in such settlement or defense through counsel chosen by it; provided, further that the fees and expenses of such Indemnified Party’s counsel shall be borne by the Indemnified Party. If the defendants in any action include the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by its counsel in writing that there are legal defenses available to the Indemnified Party which are materially different from or in addition to those available to the Indemnifying Party, the Indemnified Party shall have the right to employ its own counsel in such action, and, in such event, the reasonable fees and expenses of such counsel shall be borne by the Indemnifying Party. The Indemnifying Party may, without the consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in any action involving only the payment of money (A) which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written release of the Indemnified Party from all liability in respect of such action which written release shall be reasonably satisfactory in form and substance to the Indemnified Party and (B) if there is no finding or admission of any violation of law or any violation of any Person and no effect on any other claims that may be made against the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action involving relief other than the payment of money in any manner that, in the reasonable judgment of the Indemnified Party, would materially and adversely affect the Indemnified Party; provided, however, that if the Indemnified Party shall fail or refuse to consent to a settlement, compromise or judgment proposed by the Indemnifying Party and approved by the third Person in any such action and a judgment thereafter shall be entered or a settlement or compromise thereafter shall be effected on terms less favorable in the aggregate to the Indemnified Party than the settlement, compromise or judgment proposed by the Indemnifying Party and approved by the third Person on such action, the Indemnifying Party shall have no Liability hereunder with respect to any claim or loss in excess of those that were provided for in such settlement, compromise or judgment so proposed by the Indemnifying Party or any costs or expenses related to such claim arising after the date such settlement, compromise or judgment was so proposed. So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim, unless such settlement includes as an unconditional term thereof the delivery by the claimant or plaintiff and by the Indemnified Party to the Indemnifying Party of duly executed written releases of the Indemnifying Party from all Liability in respect of such claim which written releases shall be reasonably satisfactory in form and substance to the Indemnifying Party.

The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnification is sought pursuant to this Section 7.02. If the Indemnifying Party does not notify the Indemnified Party, within 30 days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder, that it elects to undertake the defense thereof or does not acknowledge its indemnification obligations with respect thereto, the Indemnified Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

(c)                                  The Indemnified Party shall cooperate with the Indemnifying Party in pursuing reasonable remedies against third parties, including any insurance carrier or potential indemnitor, other than the Indemnifying Party, to recover any claim or loss against the Indemnified Party; provided, however, the Indemnified Party shall only be required to initiate litigation or other formal claims procedure to seek remedies against such third parties when requested by the Indemnifying Party in the exercise of reasonable business judgment. All costs incurred by the Indemnified Party in pursuing such remedies at the request of the Indemnifying Party shall be borne by the Indemnifying Party. The Indemnifying Party shall not delay any payments due and owing the Indemnified Party under this Article 7 while claims are being pursued against any third parties under this Section 7.02.

Section 7.03                             Exclusive Remedies.

THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE VII SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES FOR THE BREACH OF ANY

REPRESENTATION OR WARRANTY IN THIS AGREEMENT AND FOR THE NON-PERFORMANCE OF ANY COVENANT AND AGREEMENT IN THIS AGREEMENT (ABSENT ACTUAL FRAUD). FOR THE CONSIDERATION PROVIDED HEREIN EACH PARTY HEREBY COVENANTS AND AGREES NOT TO SUE ANY OTHER PARTY UPON ANY CLAIM, DEMAND, OR CAUSE OF ACTION RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR CAUSE OF ACTION FOR INDEMNITY OR CONTRIBUTION, ON ANY BASIS OTHER THAN PERMITTED UNDER THE TERMS PROVIDED IN THIS ARTICLE VII (OTHER THAN A CLAIM BASED ON ACTUAL FRAUD).

ARTICLE VIII

MISCELLANEOUS

Section 8.01                             Consent to Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and it is not intended to confer upon any other person any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties without the prior written consent of the other party hereto, except that each party may at any time assign any or all of its rights or obligations hereunder to one of its wholly owned subsidiaries (but no such assignment shall relieve such party of any obligations under this Agreement). Notwithstanding the foregoing, the Company may assign this Agreement and any or all rights or obligations hereunder to (i) any Affiliate of the Company provided that any such Affiliate becomes a party to this Agreement, (ii) any lender of the Company as collateral security or (iii) any successor in interest to the Company; provided that any such successor becomes a party to this Agreement; provided that no assignment under (i), (ii) or (iii) above shall relieve the Company from any obligation hereunder. Any Employee Holder may assign this Agreement and any or all rights or obligations hereunder to a transferee, provided that any such transferee becomes a party to this Agreement by executing a Joinder Agreement in the form attached as Exhibit A; provided that such assignment shall not relieve the Employee Holder from any obligation hereunder. Talecris LLC may assign this Agreement and any or all rights or obligations hereunder to (i) any Affiliate of Talecris LLC to which Talecris LLC transfers Shares in accordance with this Agreement, provided that any such Affiliate becomes a party to this Agreement, and (ii) any successor in interest to Talecris LLC provided that any such assignee becomes a party to this Agreement; provided that no assignment under (i) or (ii) above shall relieve Talecris LLC from any obligation hereunder. Any purported assignment in contravention of this Section 8.01 shall be void.

Section 8.02                             Entire Agreement and Amendments.

This Agreement constitutes the entire agreement among the parties, and merges and supersedes all previous agreements and understandings among the parties, whether oral or written, relating to the subject matter hereof. No amendment, modification or interpretation of this Agreement will have any effect unless it is reduced to writing, makes specific reference to this Agreement and is signed by all of the parties; provided, that, the joinder of an Employee Holder pursuant to the execution of a Joinder Agreement in the form attached as Exhibit A will not be deemed an amendment, modification or interpretation of this Agreement.

Section 8.03                             Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing and if mailed by prepaid first-class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three Business Days after the postmarked date thereof and, if telexed or telecopied, the original notice shall be mailed by prepaid first class mail within twenty-four (24) hours after sending such notice by telex or telecopy, and shall be deemed to have been received on the next Business Day following dispatch and acknowledgment of receipt by the recipient’s telex or telecopy machine. In addition, notices hereunder may be delivered by hand, in which event the notice shall be deemed effective when delivered, or by overnight courier, in which event the notice shall be deemed to have been received on the next Business Day following delivery to such courier. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Company or Talecris LLC:

Talecris Biotherapeutics Holdings Corp.

PO Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park

North Carolina, USA 27709

Fax: (919) 316-6669

Attention: General Counsel

Copy to:

Reed Smith LLP

599 Lexington Avenue

29th Floor

New York, NY 10022

Fax: (212) 521-5450

Attention: David M. Grimes, Esq.

If to an Employee Holder, at the address set forth on such Employee Holder’s signature page or in such Employee Holder’s Joinder Agreement.

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 8.03.

Section 8.04                             Non-Waiver.

The waiver by any party of any breach of any term, covenant, condition or agreement contained herein or any default in the performance of any obligations hereunder shall not be deemed to be a waiver of any other breach or default of the same or of any other term, covenant, condition, agreement or obligation.

Section 8.05                             Governing Law, Jurisdiction.

(a)                                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any Delaware State court or federal court of the United States of America sitting in Delaware, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in such federal court. Each of the parties agrees that any action or proceeding arising out of or relating to this Agreement that is subject to the jurisdiction of the Delaware Superior Court rather than the Delaware Chancery Court shall be conducted by summary proceedings.

Section 8.06                             Captions.

All captions are inserted for convenience only, and will not affect any construction or interpretation of this Agreement.

Section 8.07                             Severability.

Any provision of this Agreement which is or may become prohibited or unenforceable, as a matter of law or regulation, will be ineffective only to the extent of such prohibition or unenforceability and shall not invalidate the remaining provisions hereof if the essential purposes of this Agreement may be given effect despite the prohibition or unenforceability of the affected provision.

Section 8.08                             Set-Off.

No party to this Agreement shall have any right of set off with respect to amounts it has an obligation to pay hereunder.

Section 8.09                             Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Section 8.10                             Recapitalizations, Exchanges, Etc. Affecting Common Stock.

Except as otherwise provided in this Agreement, the provisions of this Agreement shall apply to any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, transfer of Equity Interests or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, stock dividend, split, distribution to stockholders or combination of the Shares or any other change in the Company’s capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

Section 8.11                             Effectiveness and Joinder.

(a)                                  This Agreement shall be effective in respect of the Company as of the date of this Agreement, even if executed by the Company at a later date, as memorializing the understanding of the parties as of the date of this Agreement. This Agreement shall be effective in respect of such Employee Holder upon the first date that this Agreement has been signed by the Company and such Employee Holder or such Employee Holder has signed a Joinder

Agreement in the form of Exhibit A and such Joinder Agreement has been received by the Company (the “Effective Date”).

(b)                                 This Agreement shall not be effective as against Talecris LLC until such date as Talecris LLC has signed this Agreement. The representations of Talecris LLC in Section 6.02 are made only as of the date of Talecris LLC’s signature and shall not be deemed to be made as of any subsequent date, including the date of any subsequent Joinder Agreement.

(c)                                  An Employee Holder may become party to this Agreement by signing a Joinder Agreement in the form of Exhibit A. Such Joinder Agreement shall be effective when received by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year written below.

TALECRIS BIOTHERAPEUTICS HOLDINGS
CORP.

By:	/s/ LAWRENCE D. STERN
Lawrence D. Stern
Executive Chairman

Date:	as of December 1, 2006

TALECRIS HOLDINGS, LLC

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title:

Date:	as of December 7, 2006

EXHIBIT A

to

STOCKHOLDERS AGREEMENT

Form of Joinder Agreement

The undersigned hereby joins in the execution of that certain Stockholders Agreement, dated as of December 7, 2006 (the “Agreement”), by and among Talecris Biotherapeutics Holdings Corp., Talecris Holdings, LLC and the other parties named therein and becomes a party thereto after the date and pursuant to the terms thereof. By executing this Joinder, the undersigned hereby agrees that it is a party to the Agreement with the same force and effect as if originally named therein as a signatory. The undersigned agrees to and shall be bound by and subject to all of the terms and provisions of the Agreement, including, without limitation, the provisions of Sections 3.01, 3.03, 4.01, 5.01 and 7.01 thereof. Furthermore, the undersigned makes the representations in Section 6.03 as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:

Notice Address:

Facsimile No.

Date:

(For Stockholder that is a natural person)

Print Name: